EXHIBIT 99.1

News Release
TranSwitch Corporation Announces
Second Quarter 2011 Financial Results

SHELTON, CT – August 8, 2011 – TranSwitch Corporation (NASDAQ: TXCC), a leading provider of semiconductor solutions for the converging voice, data and video network, today announced financial results for the second quarter ended June 30, 2011.

Net revenues for the second quarter of 2011 were approximately $7.1 million, as compared to net revenues of $8.2 million for the first quarter of 2011 and $14.1 million for the second quarter of 2010.  Net loss for the second quarter of 2011 was ($3.0) million, or ($0.11) per basic and diluted common share as compared to a net loss of ($3.1) million, or ($0.13) per basic and diluted common share for the first quarter of 2011, and net income of $0.5 million, or $0.02 per basic and diluted common share for the second quarter of 2010.

The GAAP gross margin for the second quarter was 67%. This is compared to the Company's GAAP gross margin of 64% for the first quarter of 2011, and 53% for the second quarter of 2010.

Total non-GAAP operating expenses for the second quarter of 2011 were $7.5 million, as compared to $7.4 million in the first quarter of 2011 and $6.6 million in the second quarter of 2010. Non-GAAP operating expenses for the second quarter of 2011 exclude $0.4 million in amortization of purchase price intangibles and $0.6 million in stock-based compensation along with a benefit of $0.8 million from the reversal of accrued royalties. Total GAAP operating expenses for the second quarter of 2011 were $7.7 million.

Non-GAAP operating loss for the second quarter of 2011 was ($2.7) million, compared to non-GAAP operating loss of ($2.1) million for the first quarter of 2011 and non-GAAP operating income of $0.9 million for the second quarter of 2010.  On a GAAP basis, the operating loss for the second quarter of fiscal 2011 was ($2.9) million, compared to an operating loss of ($2.8) million for the first quarter of fiscal 2011 and an operating loss of ($0.1) million for the second quarter of 2010.

Non-GAAP net loss for the second quarter of 2011 was ($2.8) million, or ($0.10) per share compared with a non-GAAP net loss of ($2.4) million, or ($0.10) per share, for the first quarter of 2011 and non-GAAP net income of $1.5 million, or $0.07 per share, for the second quarter of 2010.

Further information about non-GAAP measures and reconciliation to the GAAP results is provided after the financial statements attached to this release.

“While we continue to experience near-term softness in demand for our telecom products, we have indications of stabilization and return to growth as we move forward in the second-half of 2011,” stated Dr. M. Ali Khatibzadeh, President and CEO of TranSwitch Corporation, “More importantly, we are making significant progress in our strategy of developing a new growth engine for the fast growing video connectivity market as we move into 2012.”

Additional details on TranSwitch’s second quarter 2011 financial results will be discussed during a conference call regarding this announcement today at 5:30 pm Eastern time. To listen to the live call, investors can dial 719-325-2112 and reference confirmation code: 7943943. The call will be recorded and a replay will be available two hours after the conclusion of the live broadcast through August 18, 2011.  To access the replay, dial 719-457-0820 and enter confirmation code: 7943943.  Investors can also access an audio webcast which will be broadcast through Vcall’s Investor Calendar at www.investorcalendar.com or the Company’s website at www.transwitch.com. This audio webcast will also be available on a replay basis for 10 business days.

About TranSwitch Corporation

TranSwitch Corporation designs, develops and markets innovative semiconductors that provide core functionality and complete solutions for voice, data and video communications network equipment. As a leading supplier to telecom, datacom, cable television and wireless markets, TranSwitch customers include the major OEMs that serve the worldwide public network, the Internet, and corporate Wide Area Networks (WANs). TranSwitch devices are inherently flexible, with many incorporating embedded programmable microcontrollers to rapidly meet customers’ new requirements or evolving network standards by modifying a function via software instruction. TranSwitch implements global communications standards in its VLSI solutions and is committed to providing high-quality products and services. TranSwitch, Shelton, CT, is an ISO 9001:2008 registered company. For more information, visit www.transwitch.com.

Forward-looking statements in this release, including statements regarding management's expectations for future financial results and the markets for TranSwitch's products, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements regarding TranSwitch, its operations and its financial results, involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, including without limitation the risks associated with downturns in economic conditions generally and in the telecommunications and data communications markets and the semiconductor industry specifically; risks in product development and market acceptance of and demand for TranSwitch’s products and products developed by TranSwitch’s customers; risks associated with foreign sales and high customer concentration; risks associated with competition and competitive pricing pressures; risks in technology development and commercialization;  risks of failing to attract and retain key managerial and technical personnel; risks relating to TranSwitch’s indebtedness and available cash; risks associated with acquiring new businesses; risks of dependence on third-party VLSI fabrication facilities; risks related to intellectual property rights and litigation; and other risks detailed in TranSwitch's filings with the Securities and Exchange Commission.

TranSwitch expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in expectations or any change in events, conditions or circumstances on which any such statement is based.

TranSwitch is a registered trademark of TranSwitch Corporation.

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures (Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call or webcast to the most directly comparable financial measure prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The reconciliation for historic non-GAAP measures is provided herein on a quantitative basis and for non-GAAP measures that are forward-looking is provided herein on a qualitative basis.

The non-GAAP measures used in this earnings release and related conference call differ from GAAP in that they exclude expenses related to stock-based compensation, amortization of intangible assets, the effects of special charges such as asset impairments, restructuring charges and benefits from the reversal of accrued royalties. The Company’s basis for these adjustments is described below. Management uses these non-GAAP measures for internal reporting and forecasting purposes. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company’s historical and prospective financial performance.

Management uses these non-GAAP financial measures when evaluating the Company’s operating performance and believes that such measures are useful to investors and financial analysts in assessing the Company’s operating performance due to the following factors:

•
The Company believes that the presentation of non-GAAP measures that adjust for the impact of stock-based compensation expenses, amortization of intangible assets, the effects of special charges such as asset impairments and restructuring charges and benefits from the reversal of accrued royalties provides investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company’s operating results and underlying operational trends.

We do not provide forward-looking GAAP measures or a reconciliation of the forward-looking non-GAAP measures to GAAP measures because of our inability to project special charges, asset impairments, employee separation costs and stock-based compensation related expenses.

The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP. The non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. We endeavor to compensate for the limitations of these non-GAAP measures by providing GAAP financial statements, descriptions of the reconciling items and a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures so that investors can appropriately incorporate the non-GAAP measures and their limitations into their analyses. Please see our financial statements and "Management's Discussion and Analysis of Results of Operations and Financial Condition" that will be included in the periodic report we expect to file with the SEC with respect to the financial periods discussed herein.

For more information contact:

Robert A. Bosi
Vice President and Chief Financial Officer
Phone: 203.929.8810 ext. 2465

Ted Chung
Vice President Business Development
Phone: 203.929.8810 ext. 2004

TranSwitch Corporation
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except for per share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2011	Mar. 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Net revenues:
Product revenues	$4,016	$5,811	$11,881	$9,827	$23,821
Service revenues	3,037	2,416	2,196	5,453	3,062
Total net revenues	7,053	8,227	14,077	15,280	26,883

Cost of revenues:
Cost of product revenues	1,305	1,780	5,331	3,085	10,559
Provision for excess and obsolete inventories	—	160	269	160	561
Cost of service revenues	1,034	1,004	1,001	2,038	1,529
Total cost of revenues	2,339	2,944	6,601	5,283	12,649
Gross profit	4,714	5,283	7,476	9,997	14,234

Operating expenses:
Research and development	4,490	4,565	3,636	9,055	7,708
Marketing and sales	2,076	1,988	1,914	4,064	3,732
General and administrative	1,915	1,859	2,013	3,774	3,830
Restructuring charges	—	467	—	467	402
Reversal of accrued royalties	(825)	(750)	—	(1,575)	—
Total operating expenses	7,656	8,129	7,563	15,785	15,672
Operating loss (Note 1)	(2,942)	(2,846)	(87)	(5,788)	(1,438)

Other (expense) income:
Other (expense) income	(8)	(5)	848	(13)	970
Interest income (expense):
Interest income	68	24	26	92	37
Interest expense	(68)	(125)	(205)	(193)	(374)
Interest expense, net	—	(101)	(179)	(101)	(337)
Total other (expense) income, net	(8)	(106)	669	(114)	633

(Loss) income before income taxes	(2,950)	(2,952)	582	(5,902)	(805)
Income tax expense	49	197	99	246	165
Net (loss) income	$(2,999)	$(3,149)	$483	$(6,148)	$(970)

Net (loss) income per common share – basic	$(0.11)	$(0.13)	$0.02	$(0.24)	$(0.05)
Net (loss) income per common share – diluted	$(0.11)	$(0.13)	$0.02	$(0.24)	$(0.05)

Weighted average common shares outstanding - basic	26,853	23,655	21,510	25,263	20,926
Weighted average common shares outstanding - diluted	26,853	23,655	22,326	25,263	20,926

Note 1: Stock-based compensation expense included in cost of revenues and operating expenses is as follows:
Cost of revenues	$16	$21	$26	$37	$38
Research and development	218	211	221	429	412
Marketing and sales	122	128	100	250	136
General and administrative	295	322	254	617	427
Total	$651	$682	$601	$1,333	$1,013

TranSwitch Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	June 30, 2011	December 31, 2010

ASSETS
Current assets:
Cash, cash equivalents, restricted cash and short-term investments	$16,394	$7,835
Accounts receivable, net	7,476	7,907
Inventories	1,879	2,555
Prepaid expenses and other current assets	2,324	2,089
Total current assets	28,073	20,386

Long-term investments	486	—
Property and equipment, net	1,278	1,239
Goodwill	14,144	14,144
Other assets	9,382	10,049
Total assets	$53,363	$45,818
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$12,735	$14,120
Current portion of restructuring liabilities	1,076	891
Current portion of 5.45% Convertible Notes	1,256	3,758
Total current liabilities	15,067	18,769

Restructuring liabilities	10,119	10,317
Total liabilities	25,186	29,086
Total stockholders’ equity	28,177	16,732
Total liabilities and stockholders’ equity	$53,363	$45,818

TRANSWITCH CORPORATION
Supplemental Reconciliation of GAAP Results to Non-GAAP
(Unaudited)
(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2011	2011	2010	2011	2010
GAAP gross profit	$4,714	$5,283	$7,476	$9,997	$14,234
Add:
Stock-based compensation	16	21	26	37	38
Non-GAAP gross profit	$4,730	$5,304	$7,502	$10,034	$14,272

GAAP gross margin	66.8%	64.2%	53.1%	65.4%	52.9%
Inventory write-up acquired	0.0%	0.0%	0.0%	0.0%	0.0%
Stock-based compensation	0.2%	0.3%	0.2%	0.2%	0.1%
Non-GAAP gross margin	67.1%	64.5%	53.3%	65.7%	53.1%

GAAP research and development expenses	$4,490	$4,565	$3,636	$9,055	$7,708
Less:
Amortization of purchase accounting intangibles	113	113	113	226	227
Stock-based compensation	218	211	221	429	412
Non-GAAP research and development expenses	$4,159	$4,241	$3,302	$8,400	$7,069

GAAP selling, general, and administrative expenses	$3,991	$3,847	$3,927	$7,838	$7,562
Less:
Amortization of purchase accounting intangibles	283	283	283	566	566
Stock-based compensation	417	450	354	867	563
Non-GAAP selling, general, and administrative expenses	$3,291	$3,114	$3,290	$6,405	$6,433

GAAP operating expenses	$7,656	$8,129	$7,563	$15,785	$15,672
Less:
Amortization of purchase accounting intangibles	396	396	396	792	793
Stock-based compensation	635	661	575	1,296	975
Reversal of accrued royalties	(825)	(750)	-	(1,575)	-
Restructuring charges	-	467	-	467	402
Non-GAAP operating expenses	$7,450	$7,355	$6,592	$14,805	$13,502
Non-GAAP operating (loss) income	$(2,720)	$(2,051)	$910	$(4,771)	$770

GAAP net loss	$(2,999)	$(3,149)	$483	$(6,148)	$(970)
Add:
Amortization of purchase accounting intangibles	396	396	396	792	793
Stock-based compensation	651	682	601	1,333	1,013
Reversal of accrued royalties	(825)	(750)	-	(1,575)	-
Restructuring charges	-	467	-	467	402
Non-GAAP net (loss) income	$(2,777)	$(2,354)	$1,480	$(5,131)	$1,238

Non-GAAP basic net (loss) income per share	$(0.10)	$(0.10)	$0.07	$(0.20)	$0.06
Basic shares used to calculate non-GAAP net loss per share	26,853	23,655	21,510	25,263	20,926